Listing Report:Supplement No. 193 dated Mar 17, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 269845
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$101.81

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	1y 0m
Credit score:	660-679 (Mar-2010)	Total credit lines:	13	Occupation:	Tradesman - Electri...
Now delinquent:	1	Revolving credit balance:	$3,768	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Dezil	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
I'm using this loan to pay off my high interest B of A credit card that has a balance of approx. $2900. I would rather pay interest to prosper lenders than to B of A. In addition to this prosper loan I intend to pay off my $800 balance on my Amex credit card and the remaining $200 on my B of A with my savings.? My goal here is eliminate my credit card debt by using a combination of savings and a personal loan through prosper to give myself a lower monthly payment with a lower interest rate.

My financial situation:
I'm a financial responsible person who lives within his means and have enough disposable income to pay off this loan as well as all my current obligations.

Monthly net income: $ 3,100

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 165
??Car expenses: $ 394
??Utilities: $ 35
??Phone, cable, internet: $ 65
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 315
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$258.74

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1996	Debt/Income ratio:	21%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 4	Length of status:	2y 0m
Credit score:	720-739 (Mar-2010)	Total credit lines:	20	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$7,743	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kind-economy-upholder	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
my year 2010
Purpose of loan:
This loan will be used to?improve the value of my home.?

My financial situation:
I am a good candidate for this loan because? I?am extremely responsible and?have an excellent?rating to proove it! I?value hard work and determination.?I can?accomplish anything that I set my mind to. For instance I completely?paid off my? $30,000 dollar Honda 2008 Accord in 10 months and? Mission Federal Credit Union can vouch for that. I set my goal to?completely pay off my car in less than one year and thanks to my dedication?I achieved my goal.??I have very few bills in my life and Im positive that with this loan?I can achieve goals.

??????????????????????????????????????????????????????????????????????? Thank You

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450449
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	15.03% / 17.20%	Starting monthly payment:	$173.40

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 16	Length of status:	21y 4m
Credit score:	720-739 (Mar-2010)	Total credit lines:	41	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$34,143	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	73%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	just-velocity3	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
roof
Purpose of loan:
This loan will be used to?? put a new roof on my home?

My financial situation:
I am a good candidate for this loan because I have a good job and pay all my bills
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450669
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$119.67

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	10%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	8y 8m
Credit score:	740-759 (Mar-2010)	Total credit lines:	27	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$3,605	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	cuteness7	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	740-759 (Latest)
Principal borrowed:	$3,001.00	< mo. late:	0 ( 0% )	740-759 (Mar-2008)
Principal balance:	$1,167.43	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Becoming My Own Boss
Purpose of loan:
This loan will be used to purchase a new truck for my trucking company. I am currently employed as an educator, however, I have always been interested in becoming my own boss. With the economy the way that it is, now is the perfect time to make my dreams come.
My financial situation:
I am a good candidate for this loan because I have an?awesome credit history. I am a very responsible person whenever it comes to paying my bills. My monthly budget allows for?me to be able to make monthly payments to Prosper instead of paying outrageous interest rates to other companies. This is my monthly?budget:

$3200.00 starting:
$240.00 car payment
$250.00 student loans
$100- car?insurance
$200- utilities
$400- tithes and offerings
$200.00- grocery
$200- gas?
$300- credit card bills
$94- PROSPER Bill
$300.00 medical
200.00 furniture
___________________
$2484.00 total

$716.00 ending amount
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450675
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1987	Debt/Income ratio:	14%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	1 / 1	Length of status:	4y 4m
Credit score:	680-699 (Mar-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	treasure-sycamore	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Launching new business!
Purpose of loan:
This loan will be used?start up a new business which will enable me to move on to the next phase of life as a business?owner.? I have some great ideas that I can't wait to implement?with various charities so I can give back to the community once in a position to do so.?

My financial situation:
I am a good candidate for this loan because I am intent on moving forward with owning a business while having a secure full time job.? I have the financial wherewithal to make monthly payments on this without any problems and fully intend on paying off the loan early.??This will be a safe?investment for someone who is looking to collect payments on this loan.? ?

Monthly net income: $ 4,100 (after all deductions, taxes, etc.)

Monthly expenses: $
??Housing: $ 950
??Insurance: $ 200
??Car expenses: $ 350 (incl. gas -- car paid off)
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 0
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 14.17%	Starting monthly payment:	$265.87

Auction yield range:	11.04% - 11.04%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2005	Debt/Income ratio:	12%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 4	Length of status:	1y 2m
Credit score:	740-759 (Mar-2010)	Total credit lines:	24	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$1,908	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	akwafo	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement Ring
Purpose of loan:
I will be using this loan to purchase an engagement ring for my girlfriend of?4.5 years.?

My financial situation:
I am a good candidate for this loan because? we recently paid off all of our credit card debt and have?very few bills.? After using my net income to pay all our bills for?the month, we still have over $300 remaining.? And when?I say bills, that means food,?gas for the car, car payment, etc.? ALL OUR EXPENSES.? She makes $1700 that we don't even have to use.??My chance of default on this loan is 0.00000000000000000000000000000000000000000000000000000001%.??Thanks for bidding!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450699
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$655.98

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1982	Debt/Income ratio:	46%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	17 / 16	Length of status:	10y 4m
Credit score:	720-739 (Mar-2010)	Total credit lines:	42	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$36,675	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	suave-dedication6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
WEDDING
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I MAY HAVE BEEN LATE AT TIMES OTHER THEN A 92.00 CHARGE OFF BY FORD CREDIT THAT I AM TRYING TO CORRECT IT I?WILL NEVER SKIP OUT ON MY BILLS
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450717
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	27%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 13	Length of status:	8y 4m
Credit score:	760-779 (Mar-2010)	Total credit lines:	35	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$11,250	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ingenious-exchange756	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory purchase new business
The following provides a quick background of the business to which the investment will take place. This is a company owned by Mr. Borrower.

COBRA Firing Systems
====================
COBRA Firing Systems is U.S. manufacturer of wireless pyrotechnic firing systems. A firing system is an electronic device used to ignite any type of consumer or commercial pyrotechnic device used in public firework displays, movie special effects (spfx) and entertainment venues (e.g. concerts, weddings, etc...).

Purpose of $25k loan
====================
The purpose of the loan is to fund the purchase of inventory for COBRA firing systems. This money will be combined with 50% deposits on customer purchase orders. COBRA already has over $80,000 in pre-sales from five domestic and international re-sellers.

Background of Mr. Borrower
=========================
Mr. Borrower attended a top 10 US engineering school whereby he graduated Magna Cum Lauda with a dual degree in Electrical Engineering and Computer Systems Engineering. During his time, Mr. Borrower spent two years as the entrepreneurship team president whereby he assisted a handful of currently successful start-up companies and also spoke in many peer corporate engagements. In his senior year 2001, he co-founded and co-wrote the software behind CORESense Inc., a leading multi-channel retail management software solution. In 2005, CORESense Inc. was provided the Deloitte rising star award for the fastest growing technology company in New York State over a 3 year period growing from $50,000 in 2002 revenue to $1.2MM in 2005. During this period, Mr. Borrower was the VP of sales and service. Today CORESense Inc. is the leading SaaS based retail management software company with over 40 employees ans over 9 million dollars in raised capital.

History with current bank and financial stability
=================================================
Mr. Borrower has excellent credit and makes $110,000 a year at his current job of 9 years with CORESense Inc. which he started in 2001. Mr. Borrower has had three personal loans in the past totalling over $25k in the past 5 years of which he has paid off all but $2k remaining on two smaller loans (< 10 payments remain). Mr. Borrower also owns a home for over 5 years with no late or missing payments. Mr. Borrower is using the money to invest in a business which will provide additional income and is not being used to consolidate debt. Mr. Borrower is well positioned financially to cover the loan even in the circumstance that the business is not successful.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450845
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.99%	Starting monthly payment:	$61.54

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	0y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	30	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$16,361	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	ecstatic-loan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Emergency Use
Purpose of loan:
This loan will be used to pay off emergency expenses.

My financial situation:
I am a good candidate for this loan because I am a responsible borrower.? I value my credit-worthiness.? For the last four years, I have NEVER missed a payment for any loans or credit card bills. ??

Monthly net income: $5,000

Monthly expenses: $
??Housing: $400
??Insurance: $0
??Car expenses: $0
??Utilities: $0
??Phone, cable, internet: $150
??Food, entertainment: $400
??Clothing, household expenses $300
??Credit cards and other loans: $1500
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450881
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	22.05%	Starting borrower rate/APR:	23.05% / 25.59%	Starting monthly payment:	$58.10

Auction yield range:	8.04% - 22.05%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	15.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	26%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	5y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	12	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,459	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Volleyballplayer4	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 95% )	660-679 (Latest)
Principal borrowed:	$1,200.00	< mo. late:	1 ( 5% )	640-659 (Apr-2009) 660-679 (Jul-2008)
Principal balance:	$325.50	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Check my other prosper loan! I Pay!
Purpose of loan:
This loan will be used to? pay off my Discover card where the interest rate has adjusted to 19%.
My financial situation:
I am a good candidate for this loan because?I understand the importance of credit and I will pay this loan on time. As you can see I have no late payments!?? Please see my other listing for more information.?I switched checking accounts right before my payment on my other prosper loan which caused me to be considered late and since I've had such a great experience with prosper thought it would be great to get a lower rate since credit cards are now adjusting interest rates for no reason at all. I haven't missed a payment on my Discover card and they still adjusted my rate. The monthly payments for this prosper loan would be far below what I can afford. My husband pays for the majority of expenses which is why my expenses are so low. I work for a company that provides legal services to law firms that handle foreclosures. It's a sad story but with what is going on at this time my job is very secure. I need this loan to come in at least 16% for it to be to my advantage since my current interest rate is 19%.

Monthly net income: $ 1900

Monthly expenses: $
??Housing: $ 0 (husband pays mortgage)
??Insurance: $ 97
??Car expenses: $?200 a month (gas)
??Utilities: $?0 (husband pays)
??Phone, cable, internet: $ 0 husband pays
??Food, entertainment: $ 125
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450889
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1989	Debt/Income ratio:	52%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 4	Length of status:	13y 8m
Credit score:	680-699 (Feb-2010)	Total credit lines:	48	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	heavenly-return1	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Back on Track Financially
A car accident, sick relatives, purchasing a car, pursuing a degree, and living life?have caused my finances to suffer.?To recover, I've closed all?of my CC accounts?& I've also sold $1,000 of miscellaneous items in 2009.?Thanks for helping me.? I want to focus on eliminating debt versus worrying about it. My financial situation:
A fulltime employee?of the educational system who has never declared bankruptcy.? I've also done part-time contract work.

Monthly net income:???????????? $1828.84
Monthly expenses:??????????????? $1656.98
Housing:?????????????????????????????????? ????? 0 Live with a relative
Insurance:????????????????????????????????? ?191.75
Car expenses:???????????????????????????? 320.23
Utilities:????????????????????????????????????????? 0
Phone, cable, internet:????????????????? 198
Food, entertainment:?????????????????????? 40??
Clothing, household expenses????????? 20?
Credit cards:?????????????????????????????????514
Loans:????????????????????????????????????????? 373
Other expenses:?????????????????????????????? 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450895
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	8y 3m
Credit score:	640-659 (Mar-2010)	Total credit lines:	10	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$1,990	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	lovely-credit4	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off all debt
Purpose of loan:
This loan will be used to? pay off all debts that I have accrued.

My financial situation:
I am a good candidate for this loan because? it's not too much and I believe I will be able to pay it off quickly.

Monthly net income: $ 1400/month

Monthly expenses: $
??Housing: $ 515.00
??Insurance: $ 60.00
??Car expenses: $ My car is paid off but repairs range from 20.00 to 200.00
??Utilities: 60.00
??Phone, cable, internet: $ 40.00
??Food, entertainment: $ 25.00-50.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 3500
??Other expenses: $ 20.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450901
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$148.65

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2001	Debt/Income ratio:	17%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	1y 1m
Credit score:	680-699 (Mar-2010)	Total credit lines:	5	Occupation:	Student - College J...
Now delinquent:	0	Revolving credit balance:	$6,003	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ferocious-coin8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchasing a motorcycle
Purpose of loan:
This loan will be used to purchase a used 2007 yamaha r6 from a friend of mine. ?

My financial situation:
I am a good candidate for this loan because i am always on time with monthly payments?n try never to pay only the minimal amount. I also live at home with my parents who also pay for the home in which i live in, my car insurance, my car, and most other common expenses for someone of my age.

Monthly net income: $ i make around 21000 a year. There are periods of the year in which i work more then others ( such as summer vacation i work fulltime) so it is hard to say how much monthly i make. However it always comes out to at least 750.

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 150
??Other expenses: $300

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450907
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$127.91

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2002	Debt/Income ratio:	11%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	2y 7m
Credit score:	780-799 (Mar-2010)	Total credit lines:	15	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,113	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	benefit-sage	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting a car for driving to work
Purpose of loan:
This loan will be used to get a car that i want to drive to work.? I have one car already but would like another car just incase.? SO im looking to a car that has less miles on it and is more reliable.? I just sold a car that was really nice but cost me about 600 a month.? NOw banks wont finance me becuase i wont buy another new car.

My financial situation:
I am a good candidate for this loan because i have worked at my job for? 3 years.? I just sold a car that i was paying 430 dollars a month.? I sold that car to get out of the payment. I freed up about 600 a month and am looking for a payment of about 140 a month now.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450919
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 14.17%	Starting monthly payment:	$166.17

Auction yield range:	11.04% - 11.04%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	8y 5m
Credit score:	700-719 (Mar-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$26,834	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	DevilsCanyon	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Successful Craft Brewery Expanding!
About the Brewery:

Devil?s Canyon Brewing Company, located in the heart of the San Francisco bay area peninsula. The brewery?s name is derived from the original Spanish name for the City of Belmont.

Please feel free to explore DevilsCanyon.com - We have been around for almost 10 years.

Why Are We On Prosper?

As a small, employee-owned brewery we are taking our community focus to the next level through the use of prosper to fund short-term financial needs. Here is the problem we run into:

If we buy supplies in January we have to put up the cash immediately. We brew, ferment, filter and keg the beer which takes us up to February. In March we get the beer out to our customers and many of them are Net 30 which means we won't see our investment back until April!

So we have this constant float that stops us from buying additional kegs and equipment needed to expand production in order to keep up with the growing demand for our products.

Traditionally we have gone to banks in the Bay Area to get loans which we in turn repay in a few months. The problem is, the interest rates are less than outstanding and we think there's a better way of doing business.

People constantly ask us how they can support the brewery, how can they become investors or partners, etc.

We think it makes all the sense in the world to take our short-term loan needs to the people and become the first Community-Financed Micro-Brewery! undefined undefinedWhat Is The Purpose of this Loan?Kegs! Kegs! Kegs! We have seen a 40% growth over last year in our beer sales. In addition to sending kegs out to bars and restaurants a lot of people have home kegerators now. The demand for our beer and root beer is higher than ever and we are at one of those points where we need a little boost financially to get additional kegs. We don?t have 12k cash on hand so here we are! Our Employees are the First to Invest!

We lead by example.

The Brewery's Vice President of Sales and Marketing?s Prosper username is ?dancurranjr?

He will always be the first one to invest and put his personal money "on the line."

Thank you for your trust and support! Cheers!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450925
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,750.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	21.93%	Starting borrower rate/APR:	22.93% / 25.21%	Starting monthly payment:	$338.39

Auction yield range:	8.04% - 21.93%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	9%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 7	Length of status:	1y 2m
Credit score:	780-799 (Mar-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$5,932	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	worldly-integrity6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bridge loan for my Paralegal Biz
Purpose of loan:
Business Loan

My financial situation:
As a retired veteran, I have been thankfully blessed by God to have partnered with skilled individuals to work with in my new business venture.? We have utilized most of our resources and are positioned to revolutionize the legal industry with our business model.? We are looking for a bridge loan to assist us until our SBA funding comes through.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 449492
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.04%	Starting borrower rate/APR:	12.04% / 14.17%	Starting monthly payment:	$531.73

Auction yield range:	11.04% - 11.04%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	27%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	3y 3m
Credit score:	740-759 (Mar-2010)	Total credit lines:	15	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$17,266	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	exchange-ectasy	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pay off Credit Cards
Purpose of loan:
This loan will be used to pay off all of our credit card debt.?

My financial situation:
I am a good candidate for this loan because we make our payments on time and I am currently paying $2000 a month to try and manage credit card bills. This loan will allow us to payoff everything and get back to paying off our monthly credit card bill in full and avoid high interest rates. My wife and I had our second child two years ago and her being out of work for 9 months?have set us back during that time and we have been struggling to get caught up ever since. We have continued to make all our monthly payments on time and can continue to do so, but it would be nice to obtain a little more breathing room. My wife is now working again full time as an elementary teacher and has been teaching for 11 years now. I have been with my current job for over 3 years and I'm in excellent standing with my company.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450378
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$159.88

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	4y 9m
Credit score:	760-779 (Mar-2010)	Total credit lines:	21	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$57,913	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	majestic-order	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest card
Purpose of loan:
Pay off high interest cards.

My financial situation:
I am a good candidate for this loan because I have a stable business that is continuing to grow and strong household income with my husband.? I have always paid my bills on time;?I have a strong credit rating and continue to make stratetgic decisions regarding my finances.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450666
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.38%	Starting borrower rate/APR:	10.38% / 12.49%	Starting monthly payment:	$324.46

Auction yield range:	4.04% - 9.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2001	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 9m
Credit score:	780-799 (Feb-2010)	Total credit lines:	13	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$210	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jaey226	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	19 ( 100% )	780-799 (Latest)
Principal borrowed:	$27,100.00	< mo. late:	0 ( 0% )	740-759 (May-2008) 700-719 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Paying off debt
Purpose of loan: This loan is to help me repay non-credit card debts faster.

My financial situation: I am currently employed for full time position at an engineering firm. My monthly income pre-tax is $5870. I am not married, and have no kids.

My monthly budget: Mortgage/rent: $ 1100
Insurance: $ 0
Car expenses: $ 0 - still don't own a car
Utilities: $ 100
Phone, cable, internet: $ 110
Food, entertainment: $ 280
Clothing, household expenses $ 100
Credit cards and other loan payments: $ 100
Other expenses: $ 300
---------------------------------------
Total monthly expenses: $ 2190
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450672
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	12y 9m
Credit score:	660-679 (Mar-2010)	Total credit lines:	18	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$12,923	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	historic-balance0	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying bills
Purpose of loan:
This loan will be used to? get me back on my feet, I'm falling a little under do to the economy

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and am a good steward

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 750????
??Insurance: $ 120
??Car expenses: $ 700
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450690
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	5 / 4	Length of status:	0y 1m
Credit score:	680-699 (Mar-2010)	Total credit lines:	26	Occupation:	Doctor
Now delinquent:	5	Revolving credit balance:	$14	Stated income:	$100,000+
Amount delinquent:	$503	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	41
Screen name:	top-forceful-income	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement Ring Purchase
Purpose of loan:
This loan will be used to? purchase an engagement ring.

My financial situation:
I am a good candidate for this loan because? I have enough disposable income to make payments on my loan without putting undo stress on my financial situation.

Monthly net income: $ 5000- $12000

Monthly expenses: $
??Housing: $ 1600
??Insurance: $ 150
??Car expenses: $ 150-200 (gas)
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450720
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$136.71

Auction yield range:	11.04% - 13.00%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	2.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	29%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 3	Length of status:	0y 5m
Credit score:	640-659 (Mar-2010)	Total credit lines:	27	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$4,940	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	market-winner8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards!
Purpose of loan:
This loan will be used to? Pay off a couple of credit cards with high interest rates, and to have some extra cash for a future trip planned.?

My financial situation:
I am a good candidate for this loan because? I am very trustworthy in paying my debt.? My bills are my first priority!? If I cannot afford it, I don't buy it... I am a shift manager for Aldi and I don't have a great income yet, but I am on a fast track to store management, by next year.? The starting salary for my upcoming position is no less than 70k annual.? The payments will be done in a timely manner and paid above the minimum amount, respectfully.? I am a recent Ole Miss grad and I have great future aspirations!

Monthly net income: $ 1920

Monthly expenses: $ 980
??Housing: $ 300 (I have 2 roommates)
??Insurance: $ 40
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 65
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 175
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450726
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	36.00% / 38.47%	Starting monthly payment:	$123.67

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	1 / 0	Occupation:	Other
Credit score:	680-699 (Mar-2010)	Total credit lines:	2	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	pure-euro0	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to? plumbing to the main source water line that connects to rest of my parents home

My financial situation:
I am a good candidate for this loan because? I have been successfully contracted by the same company since 2002, I feel I am secure in the position I hold, and my expertise will allow me to continue on in the future.

Monthly net income: $ 2600.00

Monthly expenses: $ 525.00
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450732
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$102.57

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1989	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 15	Length of status:	10y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$11,626	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	trade-edifice929	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I AM That New Patio Room
Purpose of loan:
This loan will be used to to finance patio room addition enclosure.
My financial situation:
I am a good candidate for this loan because I have employment stability and excess income to make monthly payment.
Monthly net income: $ 4542? and my elderly mother whom lives with me and my fiance has a Retirement and Social Security?Monthly Net income of $ 2250.?? ?
Monthly expenses: $ 3950
??Housing: $ 1250
??Insurance: $ 250
??Car expenses: $ 450
??Utilities: $ 350
??Phone, cable, internet: $ 99
??Food, entertainment: $?500
??Clothing, household expenses $ 200
??Credit cards and other loans: $?200
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450738
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$280.30

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1977	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	15 / 14	Length of status:	0y 4m
Credit score:	640-659 (Mar-2010)	Total credit lines:	35	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$20,353	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	scgman43	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	12 ( 75% )	640-659 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	4 ( 25% )	640-659 (Sep-2008) 600-619 (May-2008) 580-599 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Pay off medical debt
Purpose of loan:
This loan will be used to payoff unsecured debt faster and reduce interest rate.

My financial situation:
I am a good candidate for this loan because I have consistant income and have continued to pay down debt incurred from 13 years of medical expenses not covered by insurance. (Infertility). Two previous Prosper loans have been paid off.

Monthly net income: $ 6700???

Monthly expenses: $
??Housing: $ 1950????
??Insurance: $ 150
??Car expenses: $?440
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 650
??Clothing, household expenses $ 250
??Credit cards and other loans: $?1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450860
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$289.55

Auction yield range:	17.04% - 27.00%	Estimated loss impact:	19.57%
Lender servicing fee:	1.00%	Estimated return:	7.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	18%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 4	Length of status:	28y 0m
Credit score:	700-719 (Mar-2010)	Total credit lines:	19	Occupation:	Engineer - Mechanic...
Now delinquent:	1	Revolving credit balance:	$8,889	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	money-berserker	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUILDING NEW DECKS
Purpose of loan:
This loan will be used?TO BUILD NEW DECKS AROUND HOUSE?WITH WHEEL CHAIR RAMP SO GIRLFRIEND CAN USE.?

My financial situation:
I am a good candidate for this loan because I BEEN WORKING AT SAME JOB ALMOST 30 YEARS?

Monthly net income: $ 3600

Monthly expenses: $ 950
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450878
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$258.44

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	5y 2m
Credit score:	720-739 (Feb-2010)	Total credit lines:	11	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$5	Stated income:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	usergd182	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 96% )	720-739 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 4% )	700-719 (Feb-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Mainly improve credit score
To whom it may concern,

? I am taking out this loan for the main purpose of improving my credit score and the minor purpose of fixing up my family's recently purchased house. It is a great investment opportunity for you as there is no risk involved. I have a full time job as a carpenter making $25 an hour, have 2 savings accounts with over $7000 in them and am investing in a house in Des Plaines. I don't really have any expenses other than my insurance, cell phone and car payments. All of my other money I am either saving or putting into the house I am fixing up to sell.

??? I have only taken out 1 loan before and that had to be done with a cosigner because my credit was too light. The loan was for the 2007 Pontiac G6 that i recently purchased. I am about half way finished with paying that off but my credit remains very light and my score is only 700. I would like to be able to get a loan by myself and after paying off this loan my credit score should get a lot higher. Lending to this loan will help both of us out and be a great and safe investment for you.

Thank you for your time and help.

Sincerely
JMG

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450898
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$435.54

Auction yield range:	6.04% - 31.00%	Estimated loss impact:	5.57%
Lender servicing fee:	1.00%	Estimated return:	25.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1992	Debt/Income ratio:	18%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	20y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	21	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$40,136	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	invincible-principal	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
financial responsibility
Purpose of loan:
I recently have been able to move into the home I have dreamt about for many years.? It is a 1920's bungalow near a well-known park in my town.? It's nothing fancy as bungalows are quite small and plain, but it is lovely.? This purchase has caused me to take a good look at my financial situation and make an intelligent plan.? I have credit card debt and wish to pay it off with a fixed rate loan.? This way, I know what my monthly payment will be and I will be out of credit card debt as I know this type of debt is not intelligent.? I want to be a good example to my kids of financial responsibility.?

My financial situation:
I am a good candidate for this loan because I have lived in the same city and had the same job for many years.? I have a steady income and and great credit score.? I have a goal and I am a goal-oriented person.? I will acheive this!? Thanks.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450922
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2000	Debt/Income ratio:	12%
Basic (1-10):	2	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	10y 6m
Credit score:	660-679 (Mar-2010)	Total credit lines:	30	Occupation:	Laborer
Now delinquent:	1	Revolving credit balance:	$4,121	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	systematic-gold	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Down payment help for Family home
Purpose of loan:
This loan will be used to help my family and I with a dwon payment on a new home. ?

My financial situation:
I am a good candidate for this loan because I have excellent work history and I have been at my current employer for 10 years. I always pay everything on time or early. My income is always secure and at times I may be able to pay more than 1 payment at a time.

Monthly net income: $ 6500????????????

Monthly expenses: $
??Housing: $ 0????
??Insurance: $ 500????
??Car expenses: $ 1450????
??Utilities: $?0????
??Phone, cable, internet: $250
??Food, entertainment: $ 500
??Clothing, household expenses $350
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.